EXHIBIT q.2
                               Power of Attorney

                               POWER OF ATTORNEY


         I, the undersigned member of the Board of Trustees of the below-named mutual funds, hereby constitute and appoint Philip R. McLoughlin and Pamela S. Sinofsky, or either of them as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, any or all Registration Statements or amendments thereto filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to each of said mutual funds, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

         Phoenix-Aberdeen Series Fund
         Phoenix-Aberdeen Worldwide Opportunities Fund
         Phoenix Duff & Phelps Institutional Mutual Funds
         Phoenix Equity Series Fund
         Phoenix-Goodwin California Tax Exempt Bond Fund
         Phoenix Investment Trust 97
         Phoenix Multi-Portfolio Fund
         Phoenix Multi-Series Trust
         Phoenix-Oakhurst Income & Growth Fund
         Phoenix-Oakhurst Strategic Allocation Fund
         Phoenix-Seneca Funds
         Phoenix Series Fund
         Phoenix Strategic Equity Series Fund

         I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

         WITNESS my hand and seal on the date set forth below.



April 20, 2001                                       /s/ Geraldine M. McNamara
                                                     -------------------------
                                                         Geraldine M. McNamara